Exhibit 99.7
Starwood Hotels and Resorts Worldwide, Inc.
Unaudited Pro Forma Financial Statements
          On April 10, 2006, Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) consummated the first phase of a transaction with Host Marriott Corporation (“Host”) whereby Host will acquire 35 properties from Starwood in a stock and cash transaction valued at approximately $4.23 billion, including debt assumption and based on Host’s stock price on April 7, 2006 of $20.53. As part of the agreement Starwood will generally continue to manage the properties under their current brands for up to 40 years. In the first phase of the transaction, 28 hotels were sold to Host for consideration valued at $3.54 billion. The remaining seven hotels in Europe and Asia (“Deferred Assets”) are expected to be sold in the second quarter of 2006 for approximately $661 million in cash and $31 million of debt assumption. In connection with the first phase of the transaction Starwood shareholders received $2.8 billion in the form of 0.6122 shares of Host common stock valued at $2.68 billion and $119 million in cash for each Class B share of Starwood Hotels and Resorts (the “Trust”) they owned. Based on Host’s closing price on Friday April 7, 2006, this consideration had a per-share value of $13.07. Starwood received approximately $738 million of the proceeds in the first phase, including $600 million in cash, $77 million in debt assumption and $61 million in Host stock and, as mentioned above, expects to receive the remaining proceeds of $692 million (including $31 million of debt assumption) when the remaining hotels are sold.
          The following unaudited pro forma financial statements have been prepared based upon the audited consolidated financial statements of Starwood for the year ended December 31, 2005 and based upon certain assumptions, as set forth in the notes to the unaudited pro forma financial statements, that Starwood believes are reasonable under the circumstances. The pro forma adjustments as presented are based on estimates and certain information that is currently available and may change as additional information becomes available, as estimates are refined or as additional events occur.
          The unaudited pro forma financial statements are for illustrative purposes only and do not purport to be indicative of the financial position or results of operations that would actually have been achieved had the transactions occurred on the dates indicated or which may be achieved in the future. In the opinion of Starwood management, all material adjustments necessary to reflect the effects of the transactions that can be factually supported within the SEC regulations covering the preparation of unaudited pro forma financial statements have been made.
          The unaudited pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Starwood which were filed with the SEC on Form 10-K on March 14, 2006.

Starwood Hotels and Resorts Worldwide, Inc.
Unaudited Consolidated Pro Forma Balance Sheet
As of December 31, 2005
(in millions)

	(A)	(B)					(C)
						Proforma
		Disposed Assets				Balance sheet
		Closed on	Proforma			before sale of	Deferred	Proforma
	Historical	April 10, 2006	Adjustments			Deferred Assets	Assets	Adjustments			Proforma
Current assets:
Cash and cash equivalents	897	(18)	600	(D	)	863	(31)	661	(E	)	832
			(157)	(F	)			(661)	(G	)
			(443)	(G	)
			(16)	(L	)
Restricted cash	295	(9)	—			286	—	—			286
Accounts receivable, net of allowance for doubtful accounts	642	(48)	—			594	(17)	—			577
Inventories	280	(16)	—			264	(3)	—			261
Prepaid expenses and other	169	(12)	—			157	(2)	—			155

Total current assets	2,283	(103)	(16)			2,164	(53)	—			2,111
Investments	403		61	(M	)	464					464
Plant, property and equipment, net	3,956	—	—			3,956	—	—			3,956
Long term assets held for sale	3,147	(2,365)	—			782	(463)				319
Goodwill	2,263	—	—			2,263	—	—			2,263
Other assets	402	(9)				393	(1)				392

	12,454	(2,477)	45			10,022	(517)	—			9,505

Current liabilities:
Short-term borrowings and current maturities of long-term debt	1,219	(10)	10	(H	)	826	(28)	28	(H	)	826
			(393)	(G	)
Accounts payable	156	(14)	—			142	(10)	—			132
Accrued expenses	1,049	(34)	—			1,015	(9)	—			1,006
Accrued salaries, wages and benefits	297	(25)	—			272	(9)	—			263
Accrued taxes and other	158	(13)	—			145	(7)	—			138

Total current liabilities	2,879	(96)	(383)			2,400	(63)	28			2,365
Long-term debt	2,374	(921)	921	(H	)	2,246	(44)	44	(H	)	2,106
			(78)	(H	)			(31)	(H	)
			(50)	(G	)			(109)	(G	)
Deferred income taxes	562	(36)	(442)	(I	)	84	(28)	(56)	(I	)	—
Long term debt held for sale, net	552	—				552		(552)	(G	)	—
Other liabilities	851	(1)	660	(J	)	1,510	(17)	157	(J	)	1,650

	7,218	(1,054)	628			6,792	(152)	(519)			6,121

Commitments and contingencies Minority Interest	25	—				25	—				25
Equity	5,211	(1,423)	(1,009)	(K	)	3,205	(365)	463	(K	)	3,359
			442	(I	)			56	(I	)
			(16)	(L	)

	12,454	(2,477)	45			10,022	(517)	—			9,505

Starwood Hotels and Resorts Worldwide, Inc
Notes to Unaudited Pro Forma Balance Sheet
(A)	Reflects the Company’s historical balance sheet.

(B)	Represents the elimination of historical results for the assets sold to Host on April 10, 2006.

(C)	Represents the elimination of historical results for the assets to be sold to Host.
(D)	Represents cash received by Starwood from Host in the first phase of the transaction.

(E)	Represents cash to be received from Host in the remaining phases of the transaction.

(F)	Represents costs incurred by Starwood directly associated with the transaction as well as costs associated with the early repayment of certain debt in connection with this transaction.

(G)	Represents the debt repayments with the net cash proceeds of $1,104 million including the repayment of approximately $471 million of Commercial Mortgage Backed Securities (“CMBS”) debt as well as $633 million of various other Starwood debt, including a portion of Starwood’s revolving credit facility.

(H)	Represents the adjustment to add back the debt from the disposed assets and deferred assets which will be retained by Starwood or repaid by Starwood separately from the transaction with Host, and to record the $109 million of debt as of December 31, 2005 being assumed by Host.

(I)	Represents the adjustment to eliminate the existing net deferred tax liability related to the hotels being sold to Host and to record the deferred tax asset related to the deferred gain recorded in (J) below.

(J)	Represents the adjustment to record the deferred gain on the sale of the assets to Host as Starwood will have significant continuing involvement in these hotels through long-term management contracts.

(K)	Represents the sale of the Trust’s Class B Shares by the Starwood Shareholders, other transaction related costs and the impact of the above steps.

(L)	Represents the redemption of certain preferred shares in connection with the Host transaction.

(M)	Represents Starwood’s investment in Host’s stock received as partial consideration in the transaction.

Starwood Hotels and Resorts Worldwide, Inc.
Unaudited Consolidated Pro Forma Statement of Operations
Year ended December 31, 2005
(in millions)

	(A)	(B)					(C)
		Disposed Assets				Proforma
		Closed on	Proforma			before sale of	Deferred	Proforma
	Historical	April 10, 2006	adjustments			Deferred Assets	Assets	adjustments			Proforma
Revenues
Owned, leased and consolidated joint venture hotels	3,517	(947)	—			2,570	(199)	—			2,371
Vacation ownership and residential sales and services	889	—	—			889	—	—			889
Management fees, franchise fees and other income	501	—	45	(D	)	579	—	10	(D	)	597
			33	(E	)			8	(E	)
Other revenues from managed and franchised properties	1,070	—	—			1,070	—	—			1,070

	5,977	(947)	78			5,108	(199)	18			4,927
Costs and Expenses
Owned, leased and consolidated joint venture hotels	2,634	(689)	19	(F	)	1,964	(155)	11	(F	)	1,820
Vacation ownership and residential	661	—	—			661	—	—			661
Selling, general, administrative and other	370	(6)	—			364	(1)	—			363
Restructuring and other special credits, net	13	—	—			13	—	—			13
Depreciation	387	(83)	—			304	(18)	—			286
Amortization	20					20	—	—			20
Other expenses from managed and franchised properties	1,070	—	—			1,070	—	—			1,070

	5,155	(778)	19			4,396	(174)	11			4,233
Operating income	822	(169)	59			712	(25)	7			694
Gain on sale of VOI notes receivable	25	—	—			25	—	—			25
Equity earnings from unconsolidated ventures, net	64	—	—			64	—	—			64
Interest expense, net of interest income	(239)	87	(87)	(G	)	(208)	4	(4)	(G	)	(172)
			31	(H	)			36	(H	)
Gain (loss) on asset dispositions and impairments, net	(30)	—	—			(30)	—	—			(30)

Income (loss) from continuing operations before taxes and minority equity	642	(82)	3			563	(21)	39			581
Income tax benefit (expense)	(172)	3	(28)	(I	)	(197)	(8)	2	(I	)	(203)

Income tax expense on repatriation dividend	(47)	—	—			(47)	—	—			(47)
Minority equity in net loss (income)	—	—	—			—	—	—			—

Income from continuing operations	423	(85)				319	(13)				331

Earnings per Share — Basic	1.95					1.48					1.53

Earnings per Share — Diluted	1.88					1.42					1.46

Weighted Average number of Shares	217		(1)	(J	)	216					216

Weighted Average number of Shares assuming dilution	225		(1)	(J	)	226					226

			2	(K	)

Starwood Hotels and Resorts Worldwide, Inc.
Notes to Unaudited Pro Forma Statement of Operations
(A)	Reflects the Company’s historical statement of operations.

(B)	Represents the elimination of historical results of operations for the assets sold to Host on April 10, 2006.

(C)	Represents the elimination of the historical results of operations for the assets to be sold to Host.

(D)	Represents the adjustment to record management fee revenue in accordance with the new license and operating agreements under which the properties will be operated.

(E)	Represents the adjustment to record the annual amortization of the deferred gain which will be recognized over the initial 20 year term of the operating agreement.

(F)	Represents the adjustment to eliminate historical management fees in connection with intercompany agreements which were cancelled in connection with this transaction.

(G)	Represents the adjustment to add back interest expense on the debt reflected in the December 31, 2005 financial statements of the Disposed Businesses, the majority of which is either retained by Starwood or repaid separately from the transaction with Host (see Note H below for adjustment representing interest savings from consideration received in the transaction).

(H)	Represents the adjustment to reflect the elimination of the interest expense related to the (i) $109 million of debt that will be assumed by Host in the transaction, (ii) interest expense related to debt that Starwood expects to satisfy with the net cash proceeds from the transaction including its CMBS debt of approximately $471 million and $633 million of various other Starwood debt.

(I)	Represents an adjustment to reflect the effect of the disposition of the assets being sold to Host on income taxes which will result in an overall tax expense of 35% of net income. This adjustment excludes one time charges and credits related to the transaction.

(J)	Represents the redemption of certain preferred shares.

(K)	Represents the increase in the diluted stock options using the intrinsic value method based on Starwood’s stock price immediately before and after the transaction.